                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Vion Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           Vion Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                PRELIMINARY COPY

                           VION PHARMACEUTICALS, INC.
                                 4 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511
                                 (203) 498-4210

                                                                    May   , 1998

Dear Fellow Stockholder:

     You are cordially invited to attend the Company's Special Meeting of Stockholders to be held at 3:00 p.m., on Friday, June 26, 1998, at the Company's offices at 4 Science Park, New Haven, Connecticut.

     At this meeting you will be asked to approve the issuance of up to an aggregate of 2,717,274 shares of common stock which may be issued to the holders of the Company's outstanding Class A and Class B Warrants in connection with a pending exchange offer from the Company to the holders of these Warrants in order to retire the Warrants and you will also be asked to approve the issuance of up to an aggregate of 2,200,000 shares of Common Stock in connection with a contemplated exchange offer to the holders of the Company's Class A Convertible Preferred Stock pursuant to which holders of the Class A Convertible Preferred Stock would be able to exchange such shares for shares of a new 5% Convertible Preferred Stock Series 1998. Your approval of the issuance of the Common Stock pursuant to the foregoing recapitalization actions is sought solely in order to comply with Rule 4310(c)(25)(H)(i)d of the National Association of Securities Dealers, Inc. regarding listing criteria of the Nasdaq SmallCap Market. Rule 4310(c)(25)(H)(i)d requires shareholder approval under certain circumstances prior to the issuance of a number of shares in excess of 20% of the currently outstanding common stock. It is important to note that while the warrant exchange offer will result in the near term issuance of additional common stock, the warrant exchange offer will substantially reduce the overall potential dilution caused by the outstanding warrants.

     We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

     Thank you for your cooperation.

                                          Very truly yours,

                                          JOHN A. SPEARS
                                          President and Chief Executive Officer

                           VION PHARMACEUTICALS, INC.

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            ------------------------

                                                          New Haven, Connecticut
                                                         May   , 1998

     Notice is hereby given that a Special Meeting of Stockholders of Vion Pharmaceuticals, Inc. will be held on Friday, June 26, 1998 at 3:00 p.m., at the Company's offices at 4 Science Park, New Haven, Connecticut, for the following purposes:

     (1) Approval of the issuance of up to an aggregate of 2,717,274 shares of common stock in connection with a pending exchange offer from the Company to the holders of its Class A Warrants and Class B Warrants; and

     (2) Approval of the issuance of up to an aggregate of 2,200,000 shares of common stock in connection with a contemplated exchange offer to the holders of the Company's Class A Convertible Preferred Stock.

     Stockholders of record of the Company's Common Stock and the Company's Class A Convertible Preferred Stock at the close of business on May 19, 1998 will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof. All stockholders are cordially invited to attend the Special Meeting in person. Stockholders who are unable to attend the Special Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Special Meeting may revoke their proxy and vote their shares in person.

                                          THOMAS MIZELLE
                                          Secretary

                           VION PHARMACEUTICALS, INC.
                                 4 SCIENCE PARK
                          NEW HAVEN, CONNECTICUT 06511

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock") and Class A Convertible Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), of Vion Pharmaceuticals, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Special Meeting of Stockholders to be held on Friday, June 26, 1998, or at any adjournments thereof, pursuant to the accompanying Notice of Special Meeting of Stockholders. The purpose of the meeting and the matter to be acted upon are set forth in the accompanying Notice of Special Meeting of Stockholders.

     Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about May
  , 1998 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. to assist it in soliciting proxies for a fee of approximately $5,000 plus out of pocket expenses.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Special Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock and Class A Preferred Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1 and 2 as set forth in the accompanying Notice of Special Meeting of Stockholders and in accordance with their best judgment on any other matters which may come before the meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on May 19, 1998 are entitled to notice of and to vote at the Special Meeting or any adjournments thereof. On May 19, 1998 there were 10,720,740 shares of Common Stock outstanding and 654,228 shares of Class A Preferred Stock outstanding; each share of Common Stock is entitled to one vote and each share of Class A Preferred Stock is entitled to 2.777777 votes on the matters to be presented at the Special Meeting. The total number of votes entitled to be cast at the Special Meeting is 12,538,040. The holders of a voting majority of the outstanding shares that may be voted at the meeting, present in person or by proxy, will constitute a quorum at the Special Meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of May 19, 1998 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC")) of the Company's Common Stock and Class A Preferred Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock or Class A Preferred Stock; (ii) each director of the Company; (iii) the Company's Chief Executive Officer and each other officer who received over $100,000 in compensation from the Company during the 1997 fiscal year; and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed and the address of each beneficial owner is c/o Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.

                                                                                              PERCENTAGE OF
                                                               TOTAL NUMBER   PERCENTAGE OF      CLASS A
                                                               OF SHARES OF      COMMON         PREFERRED
                                                   CLASS A     COMMON STOCK       STOCK           STOCK
                                                  PREFERRED    BENEFICIALLY   BENEFICIALLY    BENEFICIALLY
DIRECTORS AND EXECUTIVE OFFICERS  COMMON STOCK      STOCK        OWNED(1)         OWNED           OWNED
--------------------------------  ------------    ---------    ------------   -------------   -------------
Michel C. Bergerac..............      31,250(2)          0         31,250        *                 --
Frank T. Cary...................      56,468(3)          0         56,468        *                 --
James L. Ferguson...............      12,250(4)          0         12,250        *                 --
Michael C. Kent.................     365,769(5)          0        365,769          3.4%            --
William R. Miller...............     159,406(6)          0        159,406          1.4%            --
Alan C. Sartorelli, Ph.D. ......     439,008(7)          0        439,008          4.0%            --
E. Donald Shapiro...............      69,950(8)          0         69,950        *                 --
John A. Spears..................     430,162(9)          0        430,162          3.8%            --
Walter Wriston..................      51,468(10)         0         51,468        *                 --
Terrence W. Doyle, Ph.D. .......     274,724(11)         0        274,724          2.5%            --
Thomas E. Klein.................     101,510(12)         0        101,510        *                 --
Thomas Mizelle..................     108,333(13)         0        108,333          1.0%            --
All directors and executive
  officers as a group
  (12 persons)..................   2,100,298(14)         0      2,100,298         18.3%            --
OTHER BENEFICIAL OWNERS
--------------------------------
Phoenix Partners L.P.
Morgens Waterfall Vintiadis
Investments N.V.
Betje Partners
  c/o Morgens Waterfall
  Vintiadis Investments & Co.,
  Inc.
  10 East 50th Street
  New York, NY 10022............           0       301,465(15)    837,403          7.2%         46.0%
Kalman Renov
  c/o Laidlaw & Co.
  100 Park Avenue, 25th Floor
  New York, NY 10017............     714,682(16)         0        714,682          6.3%            --
Kingdon Capital Management Corp.
  152 West 57th Street, 50th
  Floor
  New York, NY 10019............           0       219,248(17)    609,023          5.3%         33.5%

                                                        (Footnotes on next page)

(Footnotes from previous page)

---------------
  *  Less than one percent

 (1) The Class A Preferred Stock is convertible into Common Stock by dividing
     (i) the sum of the $10.00 per share stated value by (ii) $3.60 per share (as adjusted from time to time for certain events of dilution). As of May 19, 1998, each share of Class A Preferred Stock was convertible into
     2.777777 shares of Common Stock.

 (2) Represents shares issuable upon exercise of options exercisable within 60 days.

 (3) Includes 3,750 shares issuable upon exercise of options exercisable within 60 days.

 (4) Includes 11,250 shares issuable upon exercise of options exercisable within 60 days.

 (5) Includes 8,550 shares of Common Stock and warrants to purchase 28,215 shares of Common Stock exercisable within 60 days beneficially owned by Mr. Kent's wife, as to which Mr. Kent disclaims beneficial ownership.

 (6) Includes 16,250 shares issuable upon exercise of options exercisable within 60 days.

 (7) Includes (i) 190,874 shares beneficially owned by Dr. Sartorelli's wife and
     (ii) 57,260 shares held in trust for Dr. Sartorelli's grandchildren, for which Dr. Sartorelli's wife serves as trustee, as to which Dr. Sartorelli disclaims beneficial ownership. Does not include 57,260 shares beneficially owned by other family members of Dr. Sartorelli, which were received as gifts from Dr. Sartorelli.

 (8) Includes 6,250 shares issuable upon exercise of options exercisable within 60 days and includes 40,700 shares issuable upon exercise of warrants.

 (9) Includes 23,100 shares issuable upon exercise of warrants and 380,062 shares issuable upon exercise of options exercisable within 60 days. Pursuant to an agreement, a portion of the shares issuable upon exercise of such options are subject to repurchase by the Company at the exercise price.

(10) Includes 3,750 shares issuable upon exercise of options exercisable within 60 days.

(11) Includes 86,600 shares held by Dr. Doyle's wife and children, as to which Dr. Doyle disclaims beneficial ownership. Pursuant to a four-year vesting schedule, 67,931 of these shares are subject to repurchase by the Company. Also includes 3,000 shares issuable upon exercise of options exercisable within 60 days.

(12) Includes 53,000 shares issuable upon exercise of options and 32,790 shares issuable upon exercise of warrants, exercisable within 60 days. Also includes 400 shares of common stock and 3,520 shares issuable upon exercise of warrants exercisable within 60 days, held by Mr. Klein's wife and children.

(13) Includes 90,500 shares issuable upon exercise of options and 12,210 shares issuable upon exercise of warrants, exercisable within 60 days. Also includes 284 shares of common stock and 939 shares issuable upon exercise of warrants exercisable within 60 days held by Mr. Mizelle's children.

(14) Includes 599,062 shares issuable upon exercise of options and 141,474 shares issuable upon exercise of warrants, which are exercisable within 60 days.

(15) Consists of 150,732 shares held by Phoenix Partners L.P., 100,488 shares held by Morgens Waterfall Vintiadis Investments N.V. and 50,245 shares held by Betje Partners. Edwin Morgens is the Managing Member of the general partner of Phoenix Partners L.P. and is the Chairman of the investment advisors to Morgens Waterfall Vintiadis Investments N.V. and Betje Partners. Mr. Morgens disclaims beneficial ownership of all indicated shares.

(16) Consists of : (i) 99,358 shares owned by Mr. Renov, (ii) 22,528 shares owned by his wife, Ruki Renov, (iii) an aggregate of 31,539 shares owned by seven of his children, (iv) an aggregate of 38,677 shares issuable upon exercise of warrants expiring July 5, 1998 owned directly by him, (v) 2,200 shares issuable upon exercise of 1,100 Class A Warrants owned by a family partnership of which he is president, (vi) 410,130 shares issuable upon exercise of a Unit Purchase Option to purchase 93,000 Units owned by Mrs. Renov and exercisable until August 14, 2000, and (vii) 110,250 shares issuable upon exercise of a Unit Purchase Option to purchase 25,000 units owned directly by D.H. Blair & Co., Inc. ("Blair & Co."). Mr. Renov and his wife are shareholders of Blair & Co. Although Mr. Renov is including securities owned by his wife in his aggregate beneficial ownership, he expressly disclaims beneficial ownership of all securities held by Mrs. Renov.

(17) Consists of 131,548 shares held by M. Kingdon Offshore, N.V., 43,850 shares held by Kingdon Partners, L.P. and 43,850 shares held by Kingdon Associates, L.P. Kingdon Capital Management Corp. ("KCMC") is a general partner of Kingdon Partners, L.P. and Kingdon Associates, L.P. and is the investment advisor to M. Kingdon Offshore, N.V. KCMC disclaims beneficial ownership of all indicated shares.

     PROPOSAL NO. 1 -- APPROVAL OF THE ISSUANCE OF UP TO AN AGGREGATE OF 2,717,274 SHARES OF COMMON STOCK IN CONNECTION WITH A PENDING EXCHANGE OFFER FROM THE COMPANY TO THE HOLDERS OF ITS CLASS A WARRANTS AND CLASS B WARRANTS

     The stockholders of the Company are being asked to approve the issuance of up to an aggregate of 2,717,274 shares of Common Stock which may be issued to the holders of the Company's outstanding Class A Warrants and Class B Warrants (collectively, the "Warrants") in connection with a pending exchange offer from the Company to the holders of the Warrants in order to retire the Warrants (the "Exchange Offer"). Stockholder approval of the issuance of this Common Stock is sought in order to comply with Rule 4310(c)(25)(H)(i)d of the National Association of Securities Dealers, Inc. ("NASD") regarding listing criteria of the Nasdaq SmallCap Market. Rule 4310(c)(25)(H)(i)d requires shareholder approval under certain circumstances prior to the issuance of a number of shares in excess of 20% of the currently outstanding common stock. The issuance of Common Stock pursuant to the Exchange Offer, if approved by the stockholders pursuant to this Proposal 1, is expected to take place as soon as practicable following the termination of the Exchange Offer, which is scheduled to terminate at 5:00 p.m. on June 29, 1998, unless extended.

THE EXCHANGE OFFER

     On May 19, 1998, the Company commenced an exchange offer pursuant to which it is offering to exchange for each outstanding Class A Warrant ("Class A Warrants") at the holder's option either (A) 0.438 shares of the Company's Common Stock or (B) 0.254 shares of Common Stock and $0.66 in cash (the "Class A Exchange Offer"). The Company is simultaneously offering to exchange for each outstanding Class B Warrant ("Class B Warrants") at the holder's option either
(A) 0.212 shares of Common Stock or (B) 0.123 shares of Common Stock and $0.32 in cash (the "Class B Exchange Offer", and together with the Class A Exchange Offer, the "Exchange Offer"). The Exchange Offer is not conditioned upon the exchange of a minimum number of Class A Warrants or Class B Warrants (collectively, the "Warrants"). On May 19, 1998 there were 4,262,383 Class A Warrants outstanding and 3,162,605 Class B Warrants outstanding. The issuance of more than an aggregate of 2,144,148 shares of Common Stock pursuant to the Exchange Offer is contingent upon approval of the Company's stockholders of this proposal.

PURPOSES OF THE EXCHANGE OFFER

     The primary purpose of the Exchange Offer is to reduce the number of authorized and outstanding Warrants, and the number of shares of Common Stock that could be issued pursuant to an exercise of the Warrants. The Company's Board of Directors has determined that the continuing presence of the Class A Warrants and the Class B Warrants has created a significant impediment to raising additional capital on terms which are in the best interests of the Company and its stockholders. It has been the Company's experience that potential investors have been deterred from investing in the Company due to the uncertainty caused by the substantial market overhang of outstanding unexercised Warrants, which if fully exercised will result in the issuance of over 11 million additional shares of Common Stock, more than doubling the number of outstanding shares. Based on discussions with various investment banking firms, management of the Company believes that this potential dilution has deterred coverage of the Company by investment analysts who otherwise would be inclined to follow the Company in their reports and recommendations. The Board of Directors of the Company also believes that the Exchange Offer will simplify the Company's capital structure and will facilitate the issuance of additional equity securities and, to the extent thought desirable by the Board, enable the Company to raise capital through the issuance of such additional equity securities more efficiently and economically. Although the Exchange Offer will result in the immediate issuance of up to 2,717,274 shares of Common Stock, the retirement of the Class A Warrants and Class B Warrants pursuant to the Exchange Offer will result in a net decrease in the fully diluted number of shares of Common Stock which may be issued upon exercise of all of the Company's Common Stock and convertible securities (such as options, warrants and preferred stock).

NASDAQ APPROVAL REQUIREMENT

     The issuance by the Company of the Common Stock is subject to stockholder approval pursuant to the Rules of the NASD applicable to companies whose securities are traded on the Nasdaq SmallCap Market. Rule 4310(c)(25)(H)(i)d of the NASD (the "20% Rule") requires companies that are listed on the Nasdaq SmallCap Market to obtain stockholder approval prior to issuing common stock (or shares convertible into common stock) in a transaction other than a public offering at a price less than the market value of the common stock, where the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the Company outstanding prior to the issuance.

     The maximum number of shares of Common Stock to be issued pursuant to the Exchange Offer is greater than 20% of the shares outstanding immediately prior to the Exchange Offer. Because the shares of Common Stock are being issued in a transaction other than a public offering and because the terms of the Exchange Offer may effectively allow the offerees to obtain shares of Common Stock at a price below the current market price, approval of the Company's stockholders may be a condition to the issuance of Common Stock pursuant to the Exchange Offer under the 20% Rule, depending upon the number of Class A Warrants and Class B Warrants tendered pursuant to the Exchange Offer.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the aggregate voting power of Common Stock and Class A Preferred Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 -- APPROVAL OF THE ISSUANCE OF UP TO AN AGGREGATE OF 2,717,274 SHARES OF COMMON STOCK IN CONNECTION WITH A PENDING EXCHANGE OFFER FROM THE COMPANY TO THE HOLDERS OF ITS CLASS A WARRANTS AND CLASS B WARRANTS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

     PROPOSAL NO. 2 -- APPROVAL OF THE ISSUANCE OF UP TO AN AGGREGATE OF 2,200,000 SHARES OF COMMON STOCK IN CONNECTION WITH A CONTEMPLATED EXCHANGE OFFER FROM THE COMPANY TO THE HOLDERS OF ITS CLASS A CONVERTIBLE PREFERRED STOCK

     The stockholders of the Company are being asked to approve the issuance of up to an aggregate of 2,200,000 shares of Common Stock which may be issued from time to time to the holders of the Company's as yet unissued 5% Convertible Preferred Stock Series 1998 (the "Series 1998 Preferred Stock"). The Company is currently contemplating that Series 1998 Preferred Stock be issued in exchange (the "Preferred Stock Exchange Offer") for each share of the Company's outstanding Class A Preferred Stock (the "Class A Preferred Stock"). Stockholder approval of the potential issuance of this Common Stock is sought in order to comply with Rule 4310(c)(25)(H)(i)d of the NASD regarding listing criteria of the Nasdaq SmallCap Market. Rule 4310(c)(25)(H)(i)d requires shareholder approval under certain circumstances prior to the issuance of a number of shares in excess of 20% of the currently outstanding common stock. The Company has not yet finally determined whether or when it will commence the Preferred Stock Exchange Offer.

PURPOSES OF THE PREFERRED STOCK EXCHANGE OFFER

     The primary purpose of the Preferred Stock Exchange Offer is to exchange the Company's Class A Preferred Stock for a new class, Series 1998 Preferred Stock, which contains certain features that are more attractive from the Company's standpoint. The current conversion price of the Class A Preferred Stock would not differ from the conversion price contemplated for the Series 1998 Preferred Stock. For instance, the Class A Preferred Stock currently has no date at which holders are required to convert their shares to Common Stock (other than a redemption right upon the achievement of certain share price targets), while the Series 1998 Preferred Stock contains a mandatory conversion provision. See "-- The Preferred Stock Exchange Offer." On May 19, 1998, there were 654,228 shares of Class A Preferred Stock outstanding, which were convertible into an aggregate of 1,817,300 shares of Common Stock. Although the Preferred Stock Exchange Offer will result in the potential issuance of up to 2,200,000 shares of Common Stock upon conversion of the Series 1998 Preferred Stock, due to the retirement of the Class A Preferred Stock pursuant to the Preferred Stock Exchange Offer, the Preferred Stock Exchange Offer as a whole will not result in a material increase in the fully diluted number of the Company's shares which may be issued upon exercise of all of the Company's convertible securities (such as options, warrants and preferred stock).

THE PREFERRED STOCK EXCHANGE OFFER

     The principal terms of the contemplated Preferred Exchange Offer are to exchange shares of Class A Preferred Stock, at a ratio to be determined by the Company's Board of Directors, for shares of Series 1998 Preferred Stock. A summary description of the rights, preferences and privileges of the contemplated Series 1998 Preferred Stock, as currently proposed are described below. The terms of the Series 1998 Preferred Stock, including the rights, preferences and privileges thereof, will be finally determined by the Company's Board of Directors prior to the commencement of the Preferred Stock Exchange Offer (if commenced) and may differ from the terms described below.

  Conversion Price

     Each share of the Series 1998 Preferred Stock will be convertible, at the option of the holder, into shares of Common Stock of the Company, initially at a price (the "Conversion Price") of $3.60.

  Adjustments

     The Conversion Price will be subject to adjustment in certain events including (i) any stock splits, reverse splits, subdivisions or combinations of the Company's Common Stock or (ii) any payment, issuance or distribution by the Company to holders of Common Stock of a stock dividend or assets. The Conversion Price also will be subject to adjustment in the event that the Company issues Common Stock or Common Stock equivalents convertible into Common Stock for consideration per share which is less than the then-applicable Conversion Price (a "Dilutive Issuance"). If a Dilutive Issuance occurs, the Conversion Price will be adjusted on a "weighted average formula" basis, meaning that the Conversion Price will be reduced to the weighted average of the purchase price per share of the Common Stock outstanding or deemed to be outstanding prior to the Dilutive Issuance and the per share price of the shares issued in the Dilutive Issuance. The Conversion Price will not be adjusted for issuance of Common Stock upon the exercise of options or the issuance of stock options to employees, so long as such options are granted at fair market value.

  Mandatory Conversion

     The Series 1998 Preferred Stock shall be automatically converted into Common Stock at the Conversion Price then in effect, on the earlier of (i) the fifth anniversary of the date of issuance or (ii) the date on which the last reported sale price of the Company's Common Stock on the Nasdaq SmallCap Market has been greater than $7.20 for 20 consecutive trading days (prior to any adjustments for stock splits, dividends and the like).

  Dividend

     The Series 1998 Preferred Stock provides for a dividend of 5% per annum, payable in kind, of the stated value of the Series 1998 Preferred Stock on a cumulative basis.

  Voting Rights

     The holders of the Series 1998 Preferred Stock shall be entitled to nominate one of the members of the Board of Directors, but shall otherwise not vote on any matters brought before the stockholders, except as otherwise required by law. Delaware General Corporation Law provides for a separate class vote in the event of an amendment to the Certificate of Incorporation adversely affecting a specific class of shares.

  Restrictive Covenants

     As long as any shares of the Series 1998 Preferred Stock issued in the Preferred Stock Exchange Offer is outstanding, the Company may not, without the consent of two-thirds ( 2/3) of the then outstanding shares of Series 1998 Preferred Stock, take certain actions, including, without limitation: authorizing or issuing any class or series of equity security having equal or superior rights as to payment upon liquidation, dissolution or winding up; transfer or sell any assets of the Company, except in the ordinary course of business, consistent with past practices; redeem or repurchase outstanding stock; engage in any extraordinary act including a merger, change in control, sale of all or substantially all of its assets, or declaration of bankruptcy or insolvency; create any subsidiaries; declare or pay any dividends on any common or preferred stock other than non-cash dividends payable to the Class A Preferred Stock and Class B Preferred Stock in the ordinary course of business consistent with past practices; or incur any indebtedness except accounts payable incurred in the ordinary course of business, consistent with past practices.

NASDAQ APPROVAL REQUIREMENT

     The issuance by the Company of the Common Stock is subject to stockholder approval pursuant to the Rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to companies whose securities are traded on the Nasdaq SmallCap Market. Rule 4310(c)(25)(H)(i)d of the NASD (the "20% Rule") requires companies that are listed on the Nasdaq SmallCap Market to obtain stockholder approval prior to issuing common stock (or shares convertible into common stock) in a transaction other than a public offering at a price less than the market value of the common stock, where the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the Company outstanding prior to the issuance.

     The maximum number of shares of Common Stock underlying the Series 1998 Preferred Stock to be issued pursuant to the Preferred Stock Exchange Offer may be greater than 20% of the shares outstanding immediately prior to the Preferred Stock Exchange Offer. Because the shares of Series 1998 Preferred Stock are being issued in a transaction other than a public offering and because the terms of the Preferred Stock Exchange Offer will effectively allow the holders of the Series 1998 Preferred Stock to obtain shares of Common Stock at a price below the current market price, approval of the Company's stockholders is a condition to the issuance of the underlying Common Stock under the 20% Rule.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the aggregate voting power of Common Stock and Class A Preferred Stock issued, outstanding and entitled to vote, present or represented at the meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 -- APPROVAL OF THE ISSUANCE OF UP TO AN AGGREGATE OF 2,200,000 SHARES OF COMMON STOCK IN CONNECTION WITH A CONTEMPLATED EXCHANGE OFFER FROM THE COMPANY TO THE HOLDERS OF ITS CLASS A CONVERTIBLE PREFERRED STOCK" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals which are intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 10, 1998 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Special Meeting. However, if any other business properly comes before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Special Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors

                                          THOMAS MIZELLE
                                          Secretary

Dated: May   , 1998

PROXY                                                           PRELIMINARY COPY

                           VION PHARMACEUTICALS, INC.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING
                  OF STOCKHOLDERS TO BE HELD ON JUNE 26, 1998

  John A. Spears and Thomas Mizelle, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock or Class A Convertible Preferred Stock of Vion Pharmaceuticals, Inc. held of record by the undersigned on May 19, 1998, at the Special Meeting of Stockholders to be held at 3:00 p.m. on Friday, June 26, 1998, at the Company's offices at 4 Science Park, New Haven, Connecticut, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

  WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1 AND 2. THE BOARD OF DIRECTORS HAS RECOMMENDED A VOTE IN FAVOR OF PROPOSALS NO. 1 AND 2.

  1. Proposal No. 1 -- Approval of the issuance of up to an aggregate of 2,717,274 shares of common stock in connection with a pending exchange offer from the Company to the holders of its Class A Warrants and Class B Warrants.

        [ ]  FOR               [ ]  AGAINST             [ ]  ABSTAIN

  2. Proposal No. 2 -- Approval of the issuance of up to an aggregate of 2,200,000 shares of common stock in connection with a contemplated exchange offer to holders of the Company's Class A Convertible Preferred Stock.

        [ ]  FOR               [ ]  AGAINST             [ ]  ABSTAIN

                 (Continued and to be signed on the other side)
                          (Continued from other side)

  Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

  IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHOULD
             SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF SIGNOR IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated
------------------------------, 1998            --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

                                                THE ABOVE-SIGNED ACKNOWLEDGES
                                                RECEIPT OF THE NOTICE OF SPECIAL
                                                MEETING OF STOCKHOLDERS AND THE
                                                PROXY STATEMENT FURNISHED
                                                THEREWITH.

    PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.